EXHIBIT 12
                              BellSouth Corporation
                    Computation Of Earnings To Fixed Charges
                              (Dollars In Millions)


For the Three Months Ended March 31, 2004

Earnings

Income from continuing operations before provision for income taxes, minority interest, discontinued operations, and
  cumulative effect of accounting change                              $1,773

Equity in (earnings) losses of unconsolidated affiliates                (104)

Portion of rental expense representative of interest factor               28

Distributed income of equity affiliates                                   --

Interest expense                                                         215

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   Income, as adjusted                                                $1,912
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Fixed Charges


Interest expense                                                       $ 215

Interest capitalized                                                       1

Portion of rental expense representative of interest factor               28

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   Fixed Charges                                                       $ 244
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Ratio of Earnings to Fixed Charges                                      7.83
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